Exhibit 99.6

PROXY GRAM

PLEASE VOTE TODAY

We recently sent you a proxy statement and other materials related to the “second step” conversion of Heritage MHC, the holding company of HeritageBank of the South, from the mutual to the stock form of organization.

Your vote on the Plan of Conversion has not yet been received.

Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Deposit Insurance Coverage.

Not Returning Your Proxy Card has the Same Effect as Voting
“Against” the Conversion.
Your Board of Directors Unanimously Recommends a Vote “FOR”
the Conversion.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign, date and return all cards you received.

Thank you,

O. Leonard Dorminey
President and Chief Executive Officer
Heritage MHC

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information, call (___) ___-____

Dear Member:

We are pleased to announce that Heritage Financial Group, Inc, the proposed new holding company for HeritageBank of the South, is offering shares of common stock for sale in connection with the “second step” conversion of Heritage MHC from the mutual to the stock form of organization.  The shares of common stock we are offering represent the 76% ownership interest in Heritage Financial Group, now owned by Heritage MHC.  Please refer to the enclosed Prospectus for further details.

To accomplish the offering, we need your participation in an important vote.  Enclosed are a proxy statement and a prospectus describing the plan of conversion and offering and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form bearing your name and address.  Regardless of whether you wish to buy stock, this proxy card should be signed, dated, and returned to us prior to the special meeting of members on _________.  Please take a moment now to sign and date the enclosed proxy card(s) and return it to us in the postage-paid envelope provided.  FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION AND OFFERING.

The Board of Directors believes the conversion and offering will offer a number of advantages, such as an opportunity for depositors of HeritageBank of the South to become stockholders of Heritage Financial Group, Inc. Please remember:

➢	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).
➢	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the conversion.
➢
Members have a right, but not an obligation, to buy Heritage Financial Group, Inc. common stock and may do so without the payment of a commission or fee before shares are offered to the general public.

➢	Like all stock, shares of Heritage Financial Group, Inc. common stock issued in this offering will not be insured by the FDIC.

The enclosed prospectus contains a complete discussion of the conversion and stock offering.  We urge you to read this document carefully.  If you are interested in purchasing shares of the common stock of Heritage Financial Group, Inc., we must receive your Stock Order and Certification Form and payment prior to 12:00 p.m., Eastern Time, on __________,____

If you have any questions regarding the offering, please call our Stock Information Center, toll free, at (___) ___-____, Monday through Friday, between 9:00 a.m. and 5:00 p.m., Central Time.  You can also stop into our main office at 721 North Westover Blvd. to speak with a designated stock center representative on Monday from noon until 4pm, Tuesday through Thursday from 9am until 4pm and Friday from 9am until 3pm.

Sincerely,
O. Leonard Dorminey

President and Chief Executive Officer
Heritage MHC

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Prospective Investor:

We are pleased to announce that Heritage Financial Group, Inc., the proposed new holding company for HeritageBank of the South, is offering shares of common stock for sale in connection with the “second step” conversion of Heritage MHC from the mutual to the stock form of organization.  The shares of common stock we are offering represent the 76% ownership interest in Heritage Financial Group, now owned by Heritage MHC.  Please refer to the enclosed Prospectus for further details.

We have enclosed the following materials that will help you learn more about the merits of Heritage Financial Group, Inc. common stock as an investment.  Please read the enclosed materials carefully.

PROSPECTUS:  This document provides detailed information about the operations of HeritageBank of the South, the proposed conversion and the offering of Heritage Financial Group, Inc. common stock.

STOCK ORDER AND CERTIFICATION FORM: This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 p.m., Eastern Time, on ____________.

We invite you and other community members to become stockholders of Heritage Financial Group, Inc. Through this offering you have the opportunity to buy stock directly from Heritage Financial Group, Inc. without paying a commission or a fee.

If you have any questions regarding the offering, please call our Stock Information Center, toll free, at (___) ___-____, Monday through Friday, between 9:00 a.m. and 5 p.m., Eastern Time.

You can also stop into our main office at 721 North Westover Blvd. to speak with a designated stock center representative on Monday from noon until 4pm, Tuesday through Thursday from 9am until 4pm and Friday from 9am until 3pm.

Sincerely,
O. Leonard Dorminey

Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

End of Offering HeritageBank of the South Website Message

Stock Issuance Information

The Heritage Financial Group, Inc. stock offering closed on ___________, 2010.  The results of the offering are as follows:
________________________________________________.

Interest and refund checks [if applicable] will be mailed to subscribers on ________, 2010 by regular mail to the name and address provided on the Stock Order and Certification Form submitted.  No special mailing instructions will be accepted.

Allocations will be made available beginning at ____ on ____________, 2010. [If applicable]  You can view your allocation online by visiting https://allocations.kbw.com and typing in your order number and the last four digits of your social security number.

Notice to Subscribers not receiving all shares:  Please be aware that while we believe this to be a final allocation, we reserve the right to amend this amount up to the time of trading and recommend you verify the number of shares you received on the face of the certificate you will receive prior to trading your shares. [if applicable]

The transfer agent for Heritage Financial Group, Inc. will be Registrar and Transfer Company and the phone number for its Investor Relations Department is (800) 368-5948.

We anticipate trading to begin on ____________, 2010 on the Nasdaq Global Market under the symbol “HBOSD” for a period of 20 trading days after the completion of the offering.  Thereafter, the trading symbol will revert to “HBOS”.

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Facts About Conversion

Heritage Financial Group, Inc., a Maryland corporation, is offering shares of common stock for sale in connection with the “second step” conversion of Heritage MHC from the mutual to the stock form of organization (the “conversion”).

This brochure answers some of the most frequently asked questions about the conversion and about your opportunity to invest in the common stock of Heritage Financial Group, Inc., the newly-formed corporation that will become the holding company for HeritageBank of the South following the conversion.

Investment in the common stock of Heritage Financial Group, Inc. involves certain risks.  For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying prospectus, especially the discussion under the heading “Risk Factors.”

Why is heritage mhc converting to the stock holding company form of organization?

A conversion to the stock holding company form of organization will enable Heritage MHC to access capital through the sale of additional common stock by Heritage Financial Group, Inc. This additional capital may support future lending and operational growth, enhance profitability and earnings through reinvesting the proceeds, support future expansion of operations through the establishment or acquisition of banking offices or other financial service providers and implement equity compensation plans to retain and attract qualified directors and employees.

What effect will the conversion have on existing deposit and loan accounts and customer relationships?

The conversion will have no effect on existing deposit or loan accounts and customer relationships. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation to the maximum legal  limit. Interest rates and existing terms and conditions on deposit accounts will remain the same upon completion of the conversion. Contractual obligations of borrowers of HeritageBank of the South will not change and there will be no change in the amount, interest rate, maturity, security or any other condition relating to the respective loans of customers.

Are heritagebank of the south’s depositors required to purchase stock in the conversion?

No depositor or other person is required to purchase stock. However, depositors and other eligible persons will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no positive or negative impact on his or her standing as a customer of HeritageBank of the South.  The conversion will allow depositors of HeritageBank of the South an opportunity to buy common stock and become stockholders of Heritage Financial Group, Inc.

Who is eligible to purchase common shares in the subscription offering?

Certain past and present depositors as well as the tax- qualified employee benefit plans of HeritageBank of the South are eligible to purchase common stock in the subscription offering.

How many common shares are being offered and at what price?

Heritage Financial Group, Inc. is offering up to 9,200,000 shares of common stock, subject to adjustment as described in the prospectus, at a price of $10.00 per share, through the prospectus.

How many shares may I buy?

The minimum order is 25 shares. The maximum individual purchase limit is 50,000 shares. No person, together with associates of, and persons acting in concert with such person, may purchase more than 100,000 shares of common stock, as further discussed in the prospectus.

Will the common stock be insured?

No. Like the common stock of Heritage Financial Group, the common stock of Heritage Financial Group, Inc. will not be insured.

How do I order the common stock?

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are included with the order form. Your order must be received by 12:00 p.m., Eastern Time, on _________.

How may I pay for my common stock?

First, you may pay for common stock by check or money order made payable to Heritage Financial Group, Inc. Interest will be paid by Heritage Financial Group, Inc. on these funds at HeritageBank of the South’s statement savings rate from the day the funds are received until the completion or termination of the conversion. Second, you may authorize us to withdraw funds from your savings account or certificate of deposit at HeritageBank of the South for the amount of funds you specify for payment.  You will not have access to these funds from the day we receive your order until completion or termination of the conversion. There is no penalty for early withdrawal from a certificate of deposit.

Can I purchase stock using funds in my HeritageBank of the south Bank IRA?

Yes.  To do so, however, you must first establish a self-directed IRA at a brokerage firm or trust department and transfer a portion or all of the funds in your IRA at HeritageBank of the South.  Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option, as these transactions take time.

Will dividends be paid on the common stock?

Following the offering, Heritage Financial Group, Inc.’s board of directors will have the authority to declare dividends. We intend to pay quarterly dividends at a reduced rate to those paid by Heritage Financial Group.

However, no decision has been made with respect to the amount.

How will the common stock be traded?

Heritage Financial Group, Inc.’s stock is expected to trade on the Nasdaq Global Market under the symbol “HBOSD” for a period of 20 trading days after the completion of offering. Thereafter, the trading symbol will revert to “HBOS”, currently used by Heritage Financial Group.

Are executive officers and directors of heritagebank of the south planning to purchase stock?

Yes! The executive officers and directors of HeritageBank of the South plan to purchase, in the aggregate, $570,000 worth of stock or approximately 8.4% of the common stock offered at the minimum of the offering range.

Must I pay a commission?

No.  You will not be charged a commission or fee on the purchase of common stock in the conversion.

Should I vote to approve the plan of conversion?

Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion.  Your “YES” vote is very important!

PLEASE VOTE, SIGN, DATE AND RETURN ALL PROXY CARDS!

Why did I get several proxy cards?

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.  Please vote all of the proxy cards you receive.

How many votes do I have?

Depositors are entitled to one vote for each $100 on deposit.  No member may cast more than 1,000 votes.

May I vote in person at the special meeting?

Yes, but we would still like you to sign, date and mail your proxy today. If you decide to revoke your proxy, you may do so at any time before such proxy is exercised by executing and delivering a later-dated proxy or by giving notice of revocation in writing or by voting in person at the special meeting. Attendance at the special meeting will not, of itself, revoke a proxy.

What will happen to the stock i currently own?

The outstanding shares of Heritage Financial Group common stock held by public stockholders at the completion date of the conversion will be exchanged for the shares of Heritage Financial Group, Inc. common stock.  The number of shares of Heritage Financial Group stock to be received by stockholders will depend on the number of shares sold in the stock offering.  The procedure is described in the Proxy Statement/Prospectus dated _______, 2010, distributed to the public stockholders as of ________, 2010.

For additional information, please call our Stock Information Center, toll free, at (___) ___-____, Monday through Friday, between 9:00 a.m. and 5:00 p.m., Eastern Time.  You can also stop into our main office at 721 North Westover Blvd. to speak with a designated stock center representative on Monday from noon until 4pm, Tuesday through Thursday from 9am until 4pm and Friday from 9am until 3pm. The Stock Information Center will be closed on weekends and bank holidays.

Toll free at (___) ___- ____

QUESTIONS

AND

ANSWERS

Proposed Holding Company for

HeritageBank of the South

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

HeritageBank of the South Website Message:

Plan of Conversion
Information

Heritage MHC is pleased to announce that materials were mailed on _____________, 2010 regarding Heritage MHC’s Plan of Conversion and the stock offering by Heritage Financial Group, Inc. If you were a depositor as of __________, 2010, ___________, 2010, or _________, 2010 you should be receiving a packet of materials soon.  We encourage you to read the information carefully.

If you were a member of Heritage MHC as of the Voting Record Date, __________, 2010, a proxy card(s) is included.  We encourage you to sign, date and return ALL proxy cards as promptly as possible… and THANK YOU!

Information, including a prospectus in regards to Heritage Financial Group, Inc.’s stock offering, was also enclosed. The subscription offering has commenced and continues until 12:00 p.m., Eastern Time, on __________, 2010, at which time your order must be received if you want to take part in the offering.

Depending upon the outcome of the subscription offering that expires _________, 2010, our best estimate at this time for trading of the Heritage Financial Group, Inc. stock on the Nasdaq Global Market is __________.  However, as described in the prospectus, it could be later.  We will keep you as informed as possible on this site.

If you have any questions regarding the conversion and stock offering, please call our Stock Information Center, toll free, at (___) ___-____, Monday through Friday, 9:00 a.m. to 5:00 p.m., Eastern Time.  You can also stop into our main office at 721 North Westover Blvd. to speak with a designated stock center representative on Monday from noon until 4pm, Tuesday through Thursday from 9am until 4pm and Friday from 9am until 3pm.  The Stock Information Center will be closed on weekends and bank holidays.

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PROXY GRAM

PLEASE VOTE TODAY

We recently sent you a proxy statement and other materials related to the “second step” conversion of Heritage MHC, the holding company of HeritageBank of the South, from the mutual to the stock form of organization.

Your vote on the Plan of Conversion has not yet been received.

Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Deposit Insurance Coverage.

Not Returning Your Proxy Card has the Same Effect as Voting
“Against” the Conversion.
Your Board of Directors Unanimously Recommends a Vote “FOR”
the Conversion.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign, date and return all cards you received.

Thank you,

O. Leonard Dorminey
President and Chief Executive Officer
Heritage MHC

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information, call (___) ___-____

PROXY GRAM II
PLEASE VOTE TODAY

We recently sent you a proxy statement and other materials related to the “second step” conversion of Heritage MHC, the holding company of HeritageBank of the South, from the mutual to the stock form of organization.

Your vote on the Plan of Conversion has not yet been received.

Voting for the conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Deposit Insurance Coverage.

Not Returning Your Proxy Card has the Same Effect as Voting “Against” the Conversion.
Your Board of Directors Unanimously Recommends a Vote “FOR” the Conversion.
Our Reasons for the Corporate Change

Our primary reasons for converting and raising additional capital through the offering are:
■   to facilitate growth through branch and whole bank acquisitions, as opportunities arise
■   to enhance existing products and services and support the development of new products and services
■   to support internal growth through lending in the communities we serve
■   to improve our overall competitive position
■   to improve the liquidity of the shares of common stock of our public holding company and enhance stockholder returns through more flexible capital management strategies

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY!  If you received more than one proxy card, please be sure to sign, date and return all cards you received.

Thank you,

O. Leonard Dorminey
President and Chief Executive Officer
Heritage MHC

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information, call (___) ___-____.

Proxy Gram III

Dear Valued Heritage MHC Member:

We recently sent you a proxy statement and other materials related to the “second step” conversion of Heritage MHC, the holding company of HeritageBank of the South, from the mutual to the stock form of organization.  This conversion will allow us to operate in essentially the same manner as we currently operate, but will provide us with the flexibility to increase our capital, continue to support future lending and operational growth, and support future branching activities and/or the acquisition of financial services companies.

As of the date of this letter, your vote on our Plan of Conversion has not yet been received. Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion.

If you have already mailed your proxy, please accept our thanks and disregard this request.  If you have not yet voted your proxy card, we would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope.  Our meeting on _______ is fast approaching and we’d like to receive your vote as soon as possible.

Voting FOR the reorganization does not affect the terms of, or insurance on your accounts.  For further information please call our Information Center at (___) ___-____.

Best regards and thank you,

O. Leonard Dorminey
President and Chief Executive Officer
Heritage MHC

To Members of Heritage MHC and Friends
of HeritageBank of the South

Keefe, Bruyette & Woods, Inc., a member of the Financial Industry Regulatory Authority, is assisting Heritage Financial Group, Inc. in offering shares of common stock for sale in connection with the “second step” conversion of Heritage MHC, the holding company of HeritageBank of the South, from the mutual to the stock form of organization.

At the request of Heritage Financial Group, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Heritage Financial Group, Inc. common stock being offered to depositors of HeritageBank of the South and various other persons until _________________________.  Please read the enclosed prospectus carefully for a complete description of the offering. Heritage Financial Group, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions regarding the reorganization and stock offering, please call our Stock Information Center, toll free, at (___) ___-____, Monday through Friday, 9:00 a.m. to 5:00 p.m., Eastern Time.  You can also stop into our main office at 721 North Westover Blvd. to speak with a designated stock center representative on Monday from noon until 4pm, Tuesday through Thursday from 9am until 4pm and Friday from 9am until 3pm.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.